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                                                                  EXHIBIT 10.17


[Congress Financial Corporation Letterhead]
                                                                [CONGRESS LOGO]

March 11, 1998



Bob Burton
Senior Vice President
Chief Financial Officer
Krause's Custom Crafted Furniture Corp.
200 N. Berry St.
Brea, CA 92821-3903


Dear Bob:

We are pleased to inform you that we will temporarily suspend the EBITDA covenant for your Company's fiscal year 1998. We will reinstate the EBITDA covenant for fiscal year 1999 and reset the fiscal year 1999 EBITDA covenant after receipt of the final fiscal year financial projections.

All other terms and conditions in the current credit facility will remain the same.

Please let me know if you have any questions.



Sincerely,

/s/ Kelly Wu

Kelly Wu
Assistant Vice-President